Exhibit 99.1

Esterline Technologies Corporation

Equity Plan FAQs Relating to

the Contemplated Merger with TransDigm Group Incorporated

As you know, on October 9, 2018, Esterline Technologies Corporation (the “Company”) entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with TransDigm Group Incorporated (“TransDigm”) and Thunderbird Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of TransDigm (the “Merger”). These FAQs are designed to answer questions you may have concerning your equity awards and generally how outstanding equity awards will be treated in the Merger.

Q1:	When is the Merger expected to close?

A:

We anticipate closing in the second half of 2019. However, this deal remains subject to normal regulatory reviews, which move at their own pace. Our progress in these reviews will ultimately determine our closing date. As such, we do not have a specific date at this time.

Q2:	How much notice will I have before the closing?

A:	We will provide you as much notice as possible given the circumstances, but we cannot guarantee that any specific amount of notice will be provided.

Q3:	What will happen to my Company Common Stock as a result of the Merger?

A:

If you hold shares of Company common stock immediately prior to the closing of the Merger (including shares acquired upon the vesting or exercise of awards granted under the Company’s equity incentive plan and shares acquired pursuant to the ESPP and SAYE Scheme), each of your shares will be converted into the right to receive a cash payment equal to $122.50 (the per share consideration payable pursuant to the Merger), without interest and subject to any withholding taxes. You should consult your tax advisor regarding the specific tax consequences to you as a result of the cash payment with respect to your shares. Note that if you sell your shares of Company common stock prior to the close of the Merger you will not have a right to a cash payment with respect to your shares.

Q4:	What will happen to my stock options (Options) upon completion of the Merger?

A:

At the closing of the Merger, each Option, whether vested or unvested, that remains outstanding immediately prior to the closing will be cancelled and converted automatically into the right to receive a cash payment, without interest, equal to the product of:

•	$122.50 (the per share consideration payable pursuant to the Merger) minus the Option exercise price, multiplied by

•	the number of shares subject to the Option.

The conversion is automatic and you will not need to exercise your Options or pay the exercise price to receive the cash payment. However, if the per share exercise price of any Option is equal to or greater than $122.50, that Option will be cancelled for no consideration and you will have no right to the Option or any cash payment.

The following example illustrates how the cash payment at closing of the Merger will be determined:

Example Grant Date	Example No. Shares	Example Exercise Price	Example Vesting Schedule	Example Shares Vested	Example Shares Unvested
10/1/2017	100	$50.00	25% will vest annually on each anniversary of the grant date	25	75

Based on this example, at the closing of the Merger, you will receive the following:

	100 shares	x	$122.50	=	$12,250
-	100 shares	x	$50.00	=	$5,000

	Gross payment to you:				$7,250	(subject to applicable taxes)

Alternatively, you may exercise your vested options before the closing of the Merger and receive shares based on the closing price of Company common stock on the date of exercise, as further explained in Q5 below.

The cash payment will be paid to you within five business days following the closing and less any required withholding taxes. You should consult your tax advisor regarding the specific tax consequences to you as a result of the cash payment with respect to your converted Options.

In all events, your Options will terminate at the closing of the Merger and you will have no further rights as a holder of Options. However, if the Merger does not close, your Options will not be cancelled or be eligible for a conversion into the cash payment and the Options will continue under their existing terms.

Q5:	Am I required to exercise my Options prior to completion of the Merger?

A:	No, you have two alternatives with respect to your Options. You may elect either to:

•

Do nothing, and your outstanding Options (both vested and unvested) will be cancelled and converted automatically into a cash payment, as described in Q4 above (Note that this is your only choice for unvested Options); or

•

For vested Options only, you may exercise your outstanding Options prior to the closing of the Merger and hold the shares acquired upon exercise until the Merger. In this case you will have to pay the exercise price of the Options and satisfy any tax withholding obligations upon the exercise of those Options. Note that the cutoff date for exercising Options will be set at few business days before the closing of the Merger and communicated to you at a future date. If you exercise your vested Options, the shares acquired upon exercise will be converted into a cash payment as described in Q3, above.

Note that if you exercise your vested Options and the Merger does not close that exercise of your Options cannot be undone.

You should consult your tax advisor regarding the specific tax consequences to you with respect to any exercise of your Options prior to completion of the Merger and the cash payment with respect to your Options or shares.

Q6:	What will happen to my restricted stock units (RSUs) upon completion of the Merger?

A:

At the closing of the Merger, each RSU award, whether vested (but unsettled) or unvested, that remains outstanding immediately prior to the closing will be cancelled and converted automatically into the right to receive a cash payment, without interest, equal to the product of:

•	$122.50 (the per share consideration payable pursuant to the Merger), multiplied by

•	the number of shares underlying the RSU award.

The cash payment will be paid to you within five business days following the closing and less any required withholding taxes. You should consult your tax advisor regarding the specific tax consequences to you as a result of the cash payment with respect to your converted RSUs.

In all events, your RSUs will terminate at the closing of the Merger and you will have no further rights as a holder of RSUs. However, if the Merger does not close, your RSUs will not be cancelled or be eligible for a conversion into the cash payment and instead will continue under their existing terms.

Q7:	Will the value of my equity awards be frozen at $122.50 per share at the closing of the Merger?

A:	Yes, with the exception of Options with a per share exercise price equal to or greater than $122.50, at the closing of the Merger, all Options and RSUs, in each case, whether vested or unvested, that remain outstanding immediately prior to the closing will be cancelled and converted automatically into the right to receive a cash payment based on the value of $122.50 per share. For further information regarding the treatment of your Options and RSUs, see Q4-5 and Q6, respectively, above.

Q8:	What will happen to my participation in the Company’s Employee Stock Purchase Plan (“ESPP”) as a result of the Merger? (Specific to U.S. and Canada employees only)

A:

Pursuant to the Merger Agreement, the current “purchase period” under the ESPP is the last purchase period under the ESPP and no changes can be made to it going forward. The ESPP will terminate when the Merger closes. As a participant in the ESPP, you may not increase your current rate of payroll deductions or purchase elections from those in effect on October 9, 2018, and you may not make separate non-payroll contributions to the ESPP on or following October 9, 2018. The purchase period in progress as of October 9, 2018 will continue in accordance with its terms, and options granted during this purchase period will be exercisable in accordance with the terms of the ESPP. The completion of the existing purchase period will occur on December 14, 2018.

Upon completion of the existing purchase period, your accumulated payroll deductions will automatically be applied to purchase shares of Company common stock at the closing market price on December 14, 2018 (discounted 5%), unless you withdraw from the ESPP before that time. The maximum number of shares that you may purchase during the purchase period is 2,000 shares, and so any payroll deductions that would cause you to exceed this limit will be returned to you.

Any employee who was not participating in the ESPP as of October 9, 2018 may not commence participation in the ESPP. Following the completion of the existing purchase period, there will be no future offering periods under the ESPP.

If you purchase shares of Company common stock under the current purchase period and hold the Company common stock until the close of the Merger, you will receive $122.50 in cash for the purchased shares as described in Q3, above .

Q9:	What will happen to my participation in the Company SAYE Scheme (aka: “Share Save”) as a result of the Merger? (Specific to UK employees only)

A:

On October 9, 2018, the Company’s Board of Directors amended the SAYE Scheme to reflect previous legislative changes regarding the exercisability of SAYE Options prior to a change in control. The amendments reflect that any holders of outstanding SAYE options may exercise their outstanding SAYE Options 20 days prior to the close of a change in control pursuant to the terms of the SAYE Scheme. You will receive further notice from the Company on the 20-day grace period to exercise your SAYE Options.

You are not required to exercise your SAYE Options but if you do, you will be required to pay the option exercise price for your SAYE Options. If you exercise your SAYE Options and acquire Company common stock prior to the close of the Merger, you will receive $122.50 in cash for the shares you acquired as described in Q3, above. However, if you exercise your SAYE Options and the Merger does not close within 20 days of the exercise, the exercise will be treated as if it did not occur unless your SAYE Options are already exercisable during the six-month period following their maturity date pursuant to the terms of your SAYE Options.

Any outstanding SAYE Options that are not exercised within the 20-day exercise period shall automatically lapse on the close of the Merger. If your SAYE Options lapse, you will receive a cash payment for the lapsed SAYE Options equal to the product of:

•	$122.50 (the per share consideration payable pursuant to the Merger) minus the SAYE Option exercise price, multiplied by

•	the number of shares subject to the SAYE Option.

The payment for the lapsed SAYE Options is automatic. However, if the per share exercise price of any lapsed SAYE Option is equal to or greater than $122.50, you will have no right to the lapsed SAYE Option, the underlying shares of Company common stock or any cash payment.

The cash payment will be paid to you within five business days following the closing and less any required withholding taxes and national insurance contributions (the cash payment is not tax-qualified). You should consult your tax advisor regarding the specific tax consequences to you as a result of the cash payment with respect to your lapsed SAYE Options.

If you do not want to exercise your SAYE Options or receive a cash payment upon the lapse of the SAYE Options, you can request a return of your savings under the SAYE Scheme. If your savings is returned, you will not have any further rights to the SAYE Options, including any cash payment for lapsed Options or the underlying shares of Company Common Stock.

In all events, your SAYE Options will lapse automatically at the closing of the Merger and you will have no further rights as a holder of SAYE Options. However, if the Merger does not close, your SAYE Options will not lapse and instead will continue under their existing terms. The SAYE Scheme will terminate upon the close of the Merger.

IMPORTANT NOTE

Nothing in this document is intended to provide individual tax, legal, financial or other advice or recommendations, and we encourage you to speak to your personal advisor(s) with respect to your particular situation.

If you have any questions or would like further information or copies of underlying documents that apply to the equity awards described above, please send an email to questions@esterline.com.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving TransDigm and Esterline. In connection with the proposed transaction, Esterline intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Esterline will mail the definitive proxy statement and a proxy card to each stockholder of Esterline entitled to vote at the stockholder meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Esterline may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF ESTERLINE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT ESTERLINE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESTERLINE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Esterline with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Esterline’s website (http://www.esterline.com/) or by contacting Esterline’s Investor Relations at 500 108th Avenue NE, Suite 1500, Bellevue, Washington 98004, or by calling (425) 453-9400.

Participants in the Solicitation

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on December 27, 2017, and its Annual Report on Form 10-K for the fiscal year ended September 29, 2017, which was filed with the SEC on November 21, 2017, and the Amendment No. 1 on Form 10-K/A, which was filed with the SEC on March 30, 2018. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.esterline.com.